Exhibit 99.1
PCB Bancorp Reports Earnings of $6.3 million for Q2 2024
Los Angeles, California - July 25, 2024 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income of $6.3 million, or $0.43 per diluted common share, for the second quarter of 2024, compared with $4.7 million, or $0.33 per diluted common share, for the previous quarter and $7.5 million, or $0.52 per diluted common share, for the year-ago quarter.
Q2 2024 Highlights
•Net income totaled $6.3 million, or $0.43 per diluted common share;
•Recorded a provision for credit losses of $259 thousand for the current quarter compared with $1.1 million for the previous quarter and $197 thousand for the year-ago quarter;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.17% at June 30, 2024 compared with 1.18% at March 31, 2024, 1.19% at December 31, 2023 and 1.17% at June 30, 2023;
•Net interest income was $21.7 million for the current quarter compared with $21.0 million for the previous quarter and $21.7 million for the year-ago quarter. Net interest margin was 3.16% for the current quarter compared with 3.10% for the previous quarter and 3.55% for the year-ago quarter;
•Gain on sale of loans was $763 thousand for the current quarter compared with $1.1 million for the previous quarter and $769 thousand for the year-ago quarter;
•Total assets were $2.85 billion at June 30, 2024, a decrease of $1.3 million, or 0.1%, from $2.85 billion at March 31, 2024, but an increase of $63.5 million, or 2.3%, from $2.79 billion at December 31, 2023 and an increase of $296.6 million, or 11.6%, from $2.56 billion at June 30, 2023;
•Loans held-for-investment were $2.45 billion at June 30, 2024, an increase of $51.1 million, or 2.1%, from $2.40 billion at March 31, 2024, an increase of $125.6 million, or 5.4% from $2.32 billion at December 31, 2023, and an increase of $326.6 million, or 15.4%, from $2.12 billion at June 30, 2023;
•Total deposits were $2.41 billion at June 30, 2024, an increase of $3.4 million, or 0.1%, from $2.40 billion at March 31, 2024, an increase of $54.6 million, or 2.3%, from $2.35 billion at December 31, 2023, and an increase of $218.0 million, or 10.0%, from $2.19 billion at June 30, 2023; and
•The Company paid the initial quarterly preferred stock dividend at an annualized dividend rate of 2% during the current quarter. Preferred stock dividend for the current quarter was $142 thousand.
“We are pleased to share our strong second quarter results led by solid loan growth and stabilization of core deposit balance which gave rise to an improvement in our net interest margin,” said Henry Kim, President and Chief Executive Officer. Our commitment to focus on relationship banking and strategic expansions, while maintaining our conservative credit culture, has resulted in continued positive results.”
“During the second quarter our loan balance increased 2.1% to $2.5 billion, deposits increased 0.1% to $2.4 billion, and we slightly reduced the brokered deposits. We continued to maintain solid ACL to loan ratio of 1.17%, and non-performing assets and classified assets to total assets ratios of 0.26% and 0.34%, respectively. Even with the challenging high interest rate environment and its effect on our funding costs, our net interest margin expanded during the quarter. We believe our funding costs are currently near the peak and our net interest margin is showing positive sign of coming out from the bottom.”
Mr. Kim added, “As we look ahead into the second half of the year, our expanding bi-coastal branch network is well positioned to deliver continued strong balance sheet growth with solid financial results and sound asset quality that is further strengthened by our robust capital levels.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	% Change	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Net income	$6,281	$4,685	34.1%	$7,477	(16.0)%	$10,966	$17,774	(38.3)%
Net income available to common shareholders	$6,139	$4,685	31.0%	$7,477	(17.9)%	$10,824	$17,774	(39.1)%
Diluted earnings per common share	$0.43	$0.33	30.3%	$0.52	(17.3)%	$0.75	$1.22	(38.5)%

Net interest income	$21,735	$20,999	3.5%	$21,717	0.1%	$42,734	$44,131	(3.2)%
Provision (reversal) for credit losses	259	1,090	(76.2)%	197	31.5%	1,349	(2,581)	NM
Noninterest income	2,485	2,945	(15.6)%	2,657	(6.5)%	5,430	5,678	(4.4)%
Noninterest expense	15,175	16,352	(7.2)%	13,627	11.4%	31,527	27,381	15.1%

Return on average assets (1)	0.89%	0.67%		1.19%		0.78%	1.44%
Return on average shareholders’ equity (1)	7.19%	5.39%		8.82%		6.29%	10.62%
Return on average tangible common equity (“TCE”) (1),(2)	8.96%	6.72%		11.08%		7.84%	13.35%
Net interest margin (1)	3.16%	3.10%		3.55%		3.13%	3.67%
Efficiency ratio (3)	62.65%	68.29%		55.91%		65.46%	54.97%

($ in thousands, except per share data)	6/30/2024	3/31/2024	% Change	12/31/2023	% Change	6/30/2023	% Change
Total assets	$2,852,964	$2,854,292	(0.1)%	$2,789,506	2.3%	$2,556,345	11.6%
Net loans held-for-investment	2,420,327	2,369,632	2.1%	2,295,919	5.4%	2,097,560	15.4%
Total deposits	2,406,254	2,402,840	0.1%	2,351,612	2.3%	2,188,232	10.0%
Book value per common share (4)	$24.80	$24.54		$24.46		$23.77
TCE per common share (2)	$19.95	$19.69		$19.62		$18.94
Tier 1 leverage ratio (consolidated)	12.66%	12.73%		13.43%		13.84%
Total shareholders’ equity to total assets	12.39%	12.26%		12.51%		13.32%
TCE to total assets (2), (5)	9.97%	9.84%		10.03%		10.61%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company did not have any intangible asset component for the presented periods.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2024	3/31/2024	% Change	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Interest income/expense on
Loans	$40,626	$39,251	3.5%	$32,960	23.3%	$79,877	$64,189	24.4%
Investment securities	1,310	1,246	5.1%	1,136	15.3%	2,556	2,238	14.2%
Other interest-earning assets	3,009	3,058	(1.6)%	2,742	9.7%	6,067	4,947	22.6%
Total interest-earning assets	44,945	43,555	3.2%	36,838	22.0%	88,500	71,374	24.0%
Interest-bearing deposits	22,536	21,967	2.6%	15,121	49.0%	44,503	27,034	64.6%
Borrowings	674	589	14.4%	—	—%	1,263	209	504.3%
Total interest-bearing liabilities	23,210	22,556	2.9%	15,121	53.5%	45,766	27,243	68.0%
Net interest income	$21,735	$20,999	3.5%	$21,717	0.1%	$42,734	$44,131	(3.2)%
Average balance of
Loans	$2,414,824	$2,370,027	1.9%	$2,097,489	15.1%	$2,392,426	$2,085,021	14.7%
Investment securities	141,816	140,459	1.0%	142,136	(0.2)%	141,137	142,107	(0.7)%
Other interest-earning assets	213,428	217,002	(1.6)%	213,883	(0.2)%	215,215	200,420	7.4%
Total interest-earning assets	$2,770,068	$2,727,488	1.6%	$2,453,508	12.9%	$2,748,778	$2,427,548	13.2%
Interest-bearing deposits	$1,863,623	$1,827,209	2.0%	$1,527,522	22.0%	$1,845,417	$1,469,490	25.6%
Borrowings	48,462	42,187	14.9%	—	—%	45,324	7,862	476.5%
Total interest-bearing liabilities	$1,912,085	$1,869,396	2.3%	$1,527,522	25.2%	$1,890,741	$1,477,352	28.0%
Total funding (1)	$2,447,593	$2,412,207	1.5%	$2,155,649	13.5%	$2,429,900	$2,135,039	13.8%
Annualized average yield/cost of
Loans	6.77%	6.66%		6.30%		6.71%	6.21%
Investment securities	3.72%	3.57%		3.21%		3.64%	3.18%
Other interest-earning assets	5.67%	5.67%		5.14%		5.67%	4.98%
Total interest-earning assets	6.53%	6.42%		6.02%		6.47%	5.93%
Interest-bearing deposits	4.86%	4.84%		3.97%		4.85%	3.71%
Borrowings	5.59%	5.62%		—%		5.60%	5.36%
Total interest-bearing liabilities	4.88%	4.85%		3.97%		4.87%	3.72%
Net interest margin	3.16%	3.10%		3.55%		3.13%	3.67%
Cost of total funding (1)	3.81%	3.76%		2.81%		3.79%	2.57%
Supplementary information
Net accretion of discount on loans	$791	$573	38.0%	$751	5.3%	$1,364	$1,422	(4.1)%
Net amortization of deferred loan fees	$339	$334	1.5%	$247	37.2%	$673	$422	59.5%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Loans. The increase in average yield for the current quarter was primarily due to increases in overall interest rates on loans, accretion of discount on loans and prepayment fees. The increase for the current year-to-date period was primarily due to increases in overall interest rates on loans and net amortization of deferred loan fees.
The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	6/30/2024		3/31/2024		12/31/2023		6/30/2023
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	18.8%	5.04%	20.0%	4.92%	21.2%	4.86%	22.6%	4.64%
Hybrid rate loans	37.2%	5.04%	38.6%	5.01%	39.0%	4.93%	39.2%	4.62%
Variable rate loans	44.0%	8.45%	41.4%	8.46%	39.8%	8.51%	38.2%	8.39%

Investment Securities. The increases in average yield for the current quarter and year-to-date periods were primarily due to higher yield on newly purchased investment securities.
Other Interest-Earning Assets. The increase in average yield for the current quarter and year-to-date period compared with the same periods of 2023 were primarily due to increases in interest rate on cash held at the Federal Reserve Bank and dividends received on Federal Home Loan Bank stock.
Interest-Bearing Deposits. The increase in average cost for the current quarter and year-to-date period were primarily due to an increase in market rates.
Provision (Reversal) for Credit Losses
The following table presents a composition of provision (reversal) for credit losses for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2024	3/31/2024	% Change	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Provision (reversal) for credit losses on loans	$329	$922	(64.3)%	$157	109.6%	$1,251	$(2,260)	NM
Provision (reversal) for credit losses on off-balance sheet credit exposure	(70)	168	NM	40	NM	98	(321)	NM
Total provision (reversal) for credit losses	$259	$1,090	(76.2)%	$197	31.5%	$1,349	$(2,581)	NM

The provision for credit losses on loans for the current quarter was primarily due to an increase in loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2024	3/31/2024	% Change	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Gain on sale of loans	$763	$1,078	(29.2)%	$769	(0.8)%	$1,841	$2,078	(11.4)%
Service charges and fees on deposits	364	378	(3.7)%	369	(1.4)%	742	713	4.1%
Loan servicing income	799	919	(13.1)%	868	(7.9)%	1,718	1,728	(0.6)%
Bank-owned life insurance income	236	228	3.5%	184	28.3%	464	364	27.5%
Other income	323	342	(5.6)%	467	(30.8)%	665	795	(16.4)%
Total noninterest income	$2,485	$2,945	(15.6)%	$2,657	(6.5)%	$5,430	$5,678	(4.4)%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2024	3/31/2024	% Change	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Gain on sale of SBA loans
Sold loan balance	$13,619	$19,414	(29.8)%	$16,762	(18.8)%	$33,033	$43,895	(24.7)%
Premium received	1,056	1,596	(33.8)%	1,209	(12.7)%	2,652	3,250	(18.4)%
Gain recognized	763	1,078	(29.2)%	769	(0.8)%	1,841	2,078	(11.4)%

Loan Servicing Income. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2024	3/31/2024	% Change	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Loan servicing income
Servicing income received	$1,318	$1,293	1.9%	$1,317	0.1%	$2,611	$2,601	0.4%
Servicing assets amortization	(519)	(374)	38.8%	(449)	15.6%	(893)	(873)	2.3%
Loan servicing income	$799	$919	(13.1)%	$868	(7.9)%	$1,718	$1,728	(0.6)%
Underlying loans at end of period	$527,458	$540,039	(2.3)%	$539,160	(2.2)%	$527,458	$539,160	(2.2)%

The Company services SBA loans and certain residential property loans sold to the secondary market.

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2024	3/31/2024	% Change	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Salaries and employee benefits	$9,225	$9,218	0.1%	$8,675	6.3%	$18,443	$17,603	4.8%
Occupancy and equipment	2,300	2,358	(2.5)%	1,919	19.9%	4,658	3,815	22.1%
Professional fees	973	1,084	(10.2)%	772	26.0%	2,057	1,504	36.8%
Marketing and business promotion	318	319	(0.3)%	203	56.7%	637	575	10.8%
Data processing	495	402	23.1%	380	30.3%	897	792	13.3%
Director fees and expenses	221	232	(4.7)%	217	1.8%	453	397	14.1%
Regulatory assessments	327	298	9.7%	382	(14.4)%	625	537	16.4%
Other expense	1,316	2,441	(46.1)%	1,079	22.0%	3,757	2,158	74.1%
Total noninterest expense	$15,175	$16,352	(7.2)%	$13,627	11.4%	$31,527	$27,381	15.1%

Salaries and Employee Benefits. The increase for the current quarter compared with the year-ago quarter was primarily due to increases in salaries, and bonus and vacation accruals. The increase for the current year-to-date period was primarily due to increases in salaries and incentives tied to sales of SBA loans originated at loan production offices, partially offset by decreases in bonus and vacation accruals. The number of full-time equivalent employees was 265, 272 and 272 as of June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
Occupancy and Equipment. The increases for the current quarter and year-to-date period were primarily due to an expansion of headquarters location in the second half of 2023 and a relocation of a regional office and two branches into one location in Orange County, California.
Professional Fees. The decrease for the current quarter compared with the previous quarter was primarily due to a decrease in professional fees related to a core system conversion completed in April 2024. The increase for the current year-to-date period was primarily due to the aforementioned.
Other Expense. The decrease for the current quarter compared with the previous quarter was primarily due to a termination charge for the legacy core system of $508 thousand and an expense of $815 thousand for a reimbursement for an SBA loan guarantee previously paid by the SBA on a loan originated in 2014 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty during the previous quarter. The Company has retained a law firm specializing in SBA recovery demands to seek that SBA reconsider the evidence and allow the Company to recoup all or part of the reimbursement. The increase for the current year-to-date period was primarily due to the two aforementioned matters.

Balance Sheet (Unaudited)
Total assets were $2.85 billion at June 30, 2024, a decrease of $1.3 million, or 0.1%, from $2.85 billion at March 31, 2024, an increase of $63.5 million, or 2.3%, from $2.79 billion at December 31, 2023, and an increase of $296.6 million, or 11.6%, from $2.56 billion at June 30, 2023. The increases for the current quarter and year-to-date period were primarily due to increases in loans held-for-investment and securities available-for-sale, partially offset by a decrease in cash and cash equivalents.
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	6/30/2024	3/31/2024	% Change	12/31/2023	% Change	6/30/2023	% Change
Commercial real estate:
Commercial property	$852,677	$874,300	(2.5)%	$855,270	(0.3)%	$793,946	7.4%
Business property	572,643	578,903	(1.1)%	558,772	2.5%	533,592	7.3%
Multifamily	177,657	131,742	34.9%	132,500	34.1%	124,029	43.2%
Construction	28,316	29,212	(3.1)%	24,843	14.0%	16,942	67.1%
Total commercial real estate	1,631,293	1,614,157	1.1%	1,571,385	3.8%	1,468,509	11.1%
Commercial and industrial	417,333	371,934	12.2%	342,002	22.0%	272,278	53.3%
Consumer:
Residential mortgage	384,905	389,888	(1.3)%	389,420	(1.2)%	359,655	7.0%
Other consumer	15,543	21,985	(29.3)%	20,645	(24.7)%	21,985	(29.3)%
Total consumer	400,448	411,873	(2.8)%	410,065	(2.3)%	381,640	4.9%
Loans held-for-investment	2,449,074	2,397,964	2.1%	2,323,452	5.4%	2,122,427	15.4%
Loans held-for-sale	2,959	3,256	(9.1)%	5,155	(42.6)%	13,065	(77.4)%
Total loans	$2,452,033	$2,401,220	2.1%	$2,328,607	5.3%	$2,135,492	14.8%

SBA loans included in:
Loans held-for-investment	$144,440	$148,316	(2.6)%	$145,603	(0.8)%	$147,357	(2.0)%
Loans held-for-sale	$2,959	$3,256	(9.1)%	$5,155	(42.6)%	$13,065	(77.4)%

The increase in loans held-for-investment for the current quarter was primarily due to new funding and advances on lines of credit of $597.8 million, partially offset by pay-downs and pay-offs of $546.7 million. The increase for the current year-to-date period was primarily due to new funding and advances on lines of credit of $1.07 billion, partially offset by pay-downs and pay-offs of $940.6 million.
The decrease in loans held-for-sale for the current quarter was primarily due to sales of $13.6 million, and pay-downs and pay-offs of $40 thousand, partially offset by new funding of $13.4 million. The decrease for the current year-to-date period was primarily due to sales of $33.0 million, and pay-downs and pay-offs of $1.6 million, partially offset by new funding of $32.4 million

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	6/30/2024	3/31/2024	% Change	12/31/2023	% Change	6/30/2023	% Change
Commercial property	$6,309	$8,687	(27.4)%	$11,634	(45.8)%	$11,118	(43.3)%
Business property	11,607	10,196	13.8%	9,899	17.3%	9,487	22.3%
Multifamily	1,800	1,800	—%	1,800	—%	4,500	(60.0)%
Construction	22,030	22,895	(3.8)%	23,739	(7.2)%	30,865	(28.6)%
Commercial and industrial	336,121	384,034	(12.5)%	351,025	(4.2)%	279,584	20.2%
Other consumer	5,192	992	423.4%	3,421	51.8%	445	1,066.7%
Total commitments to extend credit	383,059	428,604	(10.6)%	401,518	(4.6)%	335,999	14.0%
Letters of credit	6,808	6,558	3.8%	6,583	3.4%	6,027	13.0%
Total off-balance sheet credit exposure	$389,867	$435,162	(10.4)%	$408,101	(4.5)%	$342,026	14.0%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	6/30/2024	3/31/2024	% Change	12/31/2023	% Change	6/30/2023	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$1,804	$932	93.6%	$958	88.3%	$699	158.1%
Business property	2,440	3,455	(29.4)%	2,865	(14.8)%	3,007	(18.9)%
Multifamily	2,038	—	NM	—	NM	—	NM
Total commercial real estate	6,282	4,387	43.2%	3,823	64.3%	3,706	69.5%
Commercial and industrial	112	111	0.9%	68	64.7%	88	27.3%
Consumer:
Residential mortgage	1,100	436	152.3%	—	NM	—	NM
Other consumer	6	6	—%	25	(76.0)%	51	(88.2)%
Total consumer	1,106	442	150.2%	25	4,324.0%	51	2,068.6%
Total nonaccrual loans held-for-investment	7,500	4,940	51.8%	3,916	91.5%	3,845	95.1%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Non-performing loans (“NPLs”)	7,500	4,940	51.8%	3,916	91.5%	3,845	95.1%
Other real estate owned (“OREO”)	—	—	—%	2,558	(100.0)%	—	—%
Non-performing assets (“NPAs”)	$7,500	$4,940	51.8%	$6,474	15.8%	$3,845	95.1%
Loans past due and still accruing
Past due 30 to 59 days	$2,245	$3,412	(34.2)%	$1,394	61.0%	$428	424.5%
Past due 60 to 89 days	41	1,103	(96.3)%	34	20.6%	—	NM
Past due 90 days or more	—	—	—%	—	—%	—	—%
Total loans past due and still accruing	$2,286	$4,515	(49.4)%	1,428	60.1%	$428	434.1%
Special mention loans	$5,080	$1,101	361.4%	$5,156	(1.5)%	$5,406	(6.0)%
Classified assets
Classified loans held-for-investment	$9,752	$7,771	25.5%	$7,000	39.3%	$6,901	41.3%
OREO	—	—	—%	2,558	(100.0)%	—	—%
Classified assets	$9,752	$7,771	25.5%	$9,558	2.0%	$6,901	41.3%
NPLs to loans held-for-investment	0.31%	0.21%		0.17%		0.18%
NPAs to total assets	0.26%	0.17%		0.23%		0.15%
Classified assets to total assets	0.34%	0.27%		0.34%		0.27%

During the fourth quarter of 2023, the Company recognized an OREO of $2.6 million by transferring a SBA 7(a) loan, of which the guaranteed portion was previously sold. The Company’s exposure was 25% of the OREO and the SBA was entitled to 75% of the sale price upon the sale of property. The Company sold the property and recognized a gain of $13 thousand during the first quarter of 2024.

Allowance for Credit Losses
The following table presents activities in ACL for the periods indicated:

	Three Months Ended					Six Months Ended
($ in thousands)	6/30/2024	3/31/2024	% Change	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
ACL on loans
Balance at beginning of period	$28,332	$27,533	2.9%	$24,694	14.7%	$27,533	$24,942	10.4%
Impact of ASC 326 adoption	—	—	NM	—	NM	—	1,067	NM
Charge-offs	—	(185)	(100.0)%	(7)	(100.0)%	(185)	(7)	2,542.9%
Recoveries	86	62	38.7%	23	273.9%	148	1,125	(86.8)%
Provision (reversal) for credit losses on loans	329	922	(64.3)%	157	109.6%	1,251	(2,260)	(155.4)%
Balance at end of period	$28,747	$28,332	1.5%	$24,867	15.6%	$28,747	$24,867	15.6%
Percentage to loans held-for-investment at end of period	1.17%	1.18%		1.17%		1.17%	1.17%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,445	$1,277	13.2%	$1,545	(6.5)%	$1,277	$299	327.1%
Impact of ASC 326 adoption	—	—	NM	—	NM	—	1,607	NM
Provision (reversal) for credit losses on off-balance sheet credit exposure	(70)	168	NM	40	NM	98	(321)	NM
Balance at end of period	$1,375	$1,445	(4.8)%	$1,585	(13.2)%	$1,375	$1,585	(13.2)%

On January 1, 2023, the Company adopted the provisions of ASC 326 through the application of the modified retrospective transition approach. The initial adjustment to the ACL reflected the expected lifetime credit losses associated with the composition of financial assets within the scope of ASC 326 as of January 1, 2023, as well as management’s current expectation of future economic conditions. The Company recorded a net decrease of $1.9 million to the beginning balance of retained earnings as of January 1, 2023 for the cumulative effect adjustment, reflecting an initial adjustment to the ACL on loans of $1.1 million and the ACL on off-balance sheet credit exposures of $1.6 million, net of related deferred tax assets arising from temporary differences of $788 thousand.
Investment Securities
Total investment securities were $148.0 million at June 30, 2024, an increase of $9.8 million, or 7.1%, from $138.2 million at March 31, 2024, an increase of $4.7 million, 3.3%, from $143.3 million at December 31, 2023, and an increase of $9.3 million, or 6.7%, from $138.7 million at June 30, 2023. The increase for the current quarter was primarily due to purchases of $14.8 million, partially offset by principal pay-downs of $4.8 million, a fair value decrease of $103 thousand, and net premium amortization of $41 thousand. The increase for the current year-to-date period was primarily due to purchases of $14.8 million, partially offset by principal pay-downs of $8.3 million, a fair value decrease of $1.7 million, and net premium amortization of $82 thousand.

Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	6/30/2024		3/31/2024		12/31/2023		6/30/2023
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$543,538	22.6%	$538,380	22.4%	$594,673	25.3%	$635,329	29.0%
Interest-bearing deposits
Savings	7,821	0.3%	6,153	0.3%	6,846	0.3%	7,504	0.3%
NOW	18,346	0.8%	16,232	0.7%	16,825	0.7%	16,993	0.8%
Retail money market accounts	457,760	18.9%	461,221	19.0%	397,531	16.8%	464,655	21.1%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	475,923	19.8%	471,528	19.6%	456,293	19.4%	392,012	17.9%
More than $250,000	559,832	23.2%	549,550	22.9%	515,702	21.9%	451,590	20.7%
State and brokered time deposits	343,033	14.3%	359,775	15.0%	363,741	15.5%	220,148	10.1%
Total interest-bearing deposits	1,862,716	77.4%	1,864,460	77.6%	1,756,939	74.7%	1,552,903	71.0%
Total deposits	$2,406,254	100.0%	$2,402,840	100.0%	$2,351,612	100.0%	$2,188,232	100.0%

Estimated total deposits not covered by deposit insurance	$1,020,963	42.4%	$1,017,696	42.4%	$947,294	40.3%	$1,034,148	47.3%

Total retail deposits were $2.06 billion at June 30, 2024, an increase of $20.2 million, or 1.0%, from $2.04 billion at March 31, 2024, an increase of $75.4 million, or 3.8%, from $1.99 billion at December 31, 2023, and an increase of $95.1 million, or 4.8%, from $1.97 billion at June 30, 2023.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $72.9 million, renewals of the matured accounts of $183.4 million and balance increases of $10.2 million, partially offset by matured and closed accounts of $251.8 million. The increase for the current year-to-date period was primarily due to new accounts of $196.1 million, renewals of the matured accounts of $442.5 million and balance increases of $18.8 million, partially offset by matured and closed accounts of $593.7 million.
Liquidity
The following table presents a summary of the Company’s liquidity position as of June 30, 2024:

($ in thousands)	6/30/2024	12/31/2023	% Change
Cash and cash equivalents	$177,630	$242,342	(26.7)%
Cash and cash equivalents to total assets	6.2%	8.7%

Available borrowing capacity
FHLB advances	$697,571	$602,976	15.7%
Federal Reserve Discount Window	574,245	528,893	8.6%
Overnight federal funds lines	61,000	65,000	(6.2)%
Total	$1,332,816	$1,196,869	11.4%
Total available borrowing capacity to total assets	46.7%	42.9%

Shareholders’ Equity
Shareholders’ equity was $353.5 million at June 30, 2024, an increase of $3.5 million, or 1.0%, from $350.0 million at March 31, 2024, an increase of $4.6 million, or 1.3%, from $348.9 million at December 31, 2023, and an increase of $13.1 million, or 3.8%, from $340.4 million at June 30, 2023. The increase for the current quarter was primarily due to net income, partially offset by cash dividends declared on common stock of $2.6 million, preferred stock dividends of $142 thousand, and repurchase of common stock of $222 thousand. The increase for the current year-to-date period was primarily due to net income, partially offset by cash dividends declared on common stock of $5.1 million, preferred stock dividends of $142 thousand, repurchase of common stock of $222 thousand, and an increase in accumulated other comprehensive loss of $1.2 million.
Stock Repurchases
In 2023, the Company repurchased and retired 512,657 shares of common stock at a weighted-average price of $17.22, totaling $8.8 million. During the current year-to-date period, the Company repurchased and retired 14,947 shares of common stock at a weighted-average price of $14.88, totaling $222 thousand. As of June 30, 2024, the Company is authorized to purchase 577,777 additional shares under the its current stock repurchase program, which expires on August 2, 2024.
Preferred Stock Under the Emergency Capital Investment Program
On May 24, 2022, the Company issued 69,141 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C, liquidation preference of $1,000 per share (“Series C Preferred Stock”) for the capital investment of $69.1 million from the U.S. Treasury under the Emergency Capital Investment Program (“ECIP”). The ECIP investment is treated as tier 1 capital for regulatory capital purposes.
The Series C Preferred Stock bore no dividend for the first 24 months following the investment date. Thereafter, the dividend rate will be measured quarterly based on the lending growth criteria listed in the terms of the ECIP investment with an annual dividend rate of up to 2%. After the tenth anniversary of the investment date, the dividend rate will be fixed based on the average annual amount of lending in years 2 through 10.
The Company paid the initial quarterly dividend at an annualized dividend rate of 2% beginning in the second quarter of 2024.
Capital Ratios
Based on the Federal Reserve’s Small Bank Holding Company policy, the Company is not currently subject to consolidated minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will be subject to consolidated capital requirements independent of the Bank. For comparison purposes, the Company’s capital ratios are included in following table, which presents capital ratios for the Company and the Bank as of the dates indicated:

	6/30/2024	3/31/2024	12/31/2023	6/30/2023	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.91%	11.88%	12.23%	13.12%	N/A
Total capital (to risk-weighted assets)	15.94%	15.93%	16.39%	17.57%	N/A
Tier 1 capital (to risk-weighted assets)	14.71%	14.71%	15.16%	16.34%	N/A
Tier 1 capital (to average assets)	12.66%	12.73%	13.43%	13.84%	N/A
PCB Bank
Common tier 1 capital (to risk-weighted assets)	14.38%	14.37%	14.85%	16.00%	6.5%
Total capital (to risk-weighted assets)	15.60%	15.59%	16.07%	17.23%	10.0%
Tier 1 capital (to risk-weighted assets)	14.38%	14.37%	14.85%	16.00%	8.0%
Tier 1 capital (to average assets)	12.37%	12.44%	13.16%	13.55%	5.0%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact to the Company and its customers resulting from changes to, and the level of, inflation and interest rates; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect the Company’s liquidity, financial performance and stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; costs related to litigation; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC, which are available at the SEC’s Internet site (http://www.sec.gov) or from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	6/30/2024	3/31/2024	% Change	12/31/2023	% Change	6/30/2023	% Change
Assets
Cash and due from banks	$23,247	$29,432	(21.0)%	$26,518	(12.3)%	$22,159	4.9%
Interest-bearing deposits in other financial institutions	154,383	210,359	(26.6)%	215,824	(28.5)%	199,987	(22.8)%
Total cash and cash equivalents	177,630	239,791	(25.9)%	242,342	(26.7)%	222,146	(20.0)%
Securities available-for-sale, at fair value	148,009	138,170	7.1%	143,323	3.3%	138,673	6.7%
Loans held-for-sale	2,959	3,256	(9.1)%	5,155	(42.6)%	13,065	(77.4)%
Loans held-for-investment	2,449,074	2,397,964	2.1%	2,323,452	5.4%	2,122,427	15.4%
Allowance for credit losses on loans	(28,747)	(28,332)	1.5%	(27,533)	4.4%	(24,867)	15.6%
Net loans held-for-investment	2,420,327	2,369,632	2.1%	2,295,919	5.4%	2,097,560	15.4%
Premises and equipment, net	8,923	8,892	0.3%	5,999	48.7%	6,394	39.6%
Federal Home Loan Bank and other bank stock	14,042	12,716	10.4%	12,716	10.4%	12,716	10.4%
Other real estate owned, net	—	—	—%	2,558	(100.0)%	—	—%
Bank-owned life insurance	31,281	31,045	0.8%	30,817	1.5%	30,428	2.8%
Deferred tax assets, net	—	—	—%	—	—%	4,348	(100.0)%
Servicing assets	6,205	6,544	(5.2)%	6,666	(6.9)%	7,142	(13.1)%
Operating lease assets	17,609	18,255	(3.5)%	18,913	(6.9)%	5,182	239.8%
Accrued interest receivable	10,464	10,394	0.7%	9,468	10.5%	8,040	30.1%
Other assets	15,515	15,597	(0.5)%	15,630	(0.7)%	10,651	45.7%
Total assets	$2,852,964	$2,854,292	(0.1)%	$2,789,506	2.3%	$2,556,345	11.6%
Liabilities
Deposits
Noninterest-bearing demand	$543,538	$538,380	1.0%	$594,673	(8.6)%	$635,329	(14.4)%
Savings, NOW and money market accounts	483,928	483,607	0.1%	421,203	14.9%	489,153	(1.1)%
Time deposits of $250,000 or less	758,956	771,303	(1.6)%	760,034	(0.1)%	552,160	37.5%
Time deposits of more than $250,000	619,832	609,550	1.7%	575,702	7.7%	511,590	21.2%
Total deposits	2,406,254	2,402,840	0.1%	2,351,612	2.3%	2,188,232	10.0%
Other short-term borrowings	4,000	—	NM	—	NM	—	NM
Federal Home Loan Bank advances	32,000	50,000	(36.0)%	39,000	(17.9)%	—	NM
Deferred tax liabilities, net	577	266	116.9%	876	(34.1)%	—	NM
Operating lease liabilities	18,939	19,555	(3.2)%	20,137	(5.9)%	5,495	244.7%
Accrued interest payable and other liabilities	37,725	31,626	19.3%	29,009	30.0%	22,207	69.9%
Total liabilities	2,499,495	2,504,287	(0.2)%	2,440,634	2.4%	2,215,934	12.8%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%	69,141	—%
Common stock	142,698	142,734	(0.1)%	142,563	0.1%	143,686	(0.7)%
Retained earnings	151,781	148,209	2.4%	146,092	3.9%	138,315	9.7%
Accumulated other comprehensive loss, net	(10,151)	(10,079)	0.7%	(8,924)	13.7%	(10,731)	(5.4)%
Total shareholders’ equity	353,469	350,005	1.0%	348,872	1.3%	340,411	3.8%
Total liabilities and shareholders’ equity	$2,852,964	$2,854,292	(0.1)%	$2,789,506	2.3%	$2,556,345	11.6%

Outstanding common shares	14,254,024	14,263,791		14,260,440		14,318,890
Book value per common share (1)	$24.80	$24.54		$24.46		$23.77
TCE per common share (2)	$19.95	$19.69		$19.62		$18.94
Total loan to total deposit ratio	101.90%	99.93%		99.02%		97.59%
Noninterest-bearing deposits to total deposits	22.59%	22.41%		25.29%		29.03%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2024	3/31/2024	% Change	6/30/2023	% Change	6/30/2024	6/30/2023	% Change
Interest and dividend income
Loans, including fees	$40,626	$39,251	3.5%	$32,960	23.3%	$79,877	$64,189	24.4%
Investment securities	1,310	1,246	5.1%	1,136	15.3%	2,556	2,238	14.2%
Other interest-earning assets	3,009	3,058	(1.6)%	2,742	9.7%	6,067	4,947	22.6%
Total interest income	44,945	43,555	3.2%	36,838	22.0%	88,500	71,374	24.0%
Interest expense
Deposits	22,536	21,967	2.6%	15,121	49.0%	44,503	27,034	64.6%
Other borrowings	674	589	14.4%	—	—%	1,263	209	504.3%
Total interest expense	23,210	22,556	2.9%	15,121	53.5%	45,766	27,243	68.0%
Net interest income	21,735	20,999	3.5%	21,717	0.1%	42,734	44,131	(3.2)%
Provision (reversal) for credit losses	259	1,090	(76.2)%	197	31.5%	1,349	(2,581)	NM
Net interest income after provision (reversal) for credit losses	21,476	19,909	7.9%	21,520	(0.2)%	41,385	46,712	(11.4)%
Noninterest income
Gain on sale of loans	763	1,078	(29.2)%	769	(0.8)%	1,841	2,078	(11.4)%
Service charges and fees on deposits	364	378	(3.7)%	369	(1.4)%	742	713	4.1%
Loan servicing income	799	919	(13.1)%	868	(7.9)%	1,718	1,728	(0.6)%
Bank-owned life insurance income	236	228	3.5%	184	28.3%	464	364	27.5%
Other income	323	342	(5.6)%	467	(30.8)%	665	795	(16.4)%
Total noninterest income	2,485	2,945	(15.6)%	2,657	(6.5)%	5,430	5,678	(4.4)%
Noninterest expense
Salaries and employee benefits	9,225	9,218	0.1%	8,675	6.3%	18,443	17,603	4.8%
Occupancy and equipment	2,300	2,358	(2.5)%	1,919	19.9%	4,658	3,815	22.1%
Professional fees	973	1,084	(10.2)%	772	26.0%	2,057	1,504	36.8%
Marketing and business promotion	318	319	(0.3)%	203	56.7%	637	575	10.8%
Data processing	495	402	23.1%	380	30.3%	897	792	13.3%
Director fees and expenses	221	232	(4.7)%	217	1.8%	453	397	14.1%
Regulatory assessments	327	298	9.7%	382	(14.4)%	625	537	16.4%
Other expense	1,316	2,441	(46.1)%	1,079	22.0%	3,757	2,158	74.1%
Total noninterest expense	15,175	16,352	(7.2)%	13,627	11.4%	31,527	27,381	15.1%
Income before income taxes	8,786	6,502	35.1%	10,550	(16.7)%	15,288	25,009	(38.9)%
Income tax expense	2,505	1,817	37.9%	3,073	(18.5)%	4,322	7,235	(40.3)%
Net income	6,281	4,685	34.1%	7,477	(16.0)%	10,966	17,774	(38.3)%
Preferred stock dividends	142	—	NM	—	NM	142	—	NM
Net income available to common shareholders	$6,139	$4,685	31.0%	$7,477	(17.9)%	$10,824	$17,774	(39.1)%
Earnings per common share
Basic	$0.43	$0.33		$0.52		$0.76	$1.24
Diluted	$0.43	$0.33		$0.52		$0.75	$1.22
Average common shares
Basic	14,237,083	14,235,419		14,271,200		14,236,251	14,344,769
Diluted	14,312,949	14,330,204		14,356,776		14,323,171	14,468,981
Dividend paid per common share	$0.18	$0.18		$0.18		$0.36	$0.33
Return on average assets (1)	0.89%	0.67%		1.19%		0.78%	1.44%
Return on average shareholders’ equity (1)	7.19%	5.39%		8.82%		6.29%	10.62%
Return on average TCE (1), (2)	8.96%	6.72%		11.08%		7.84%	13.35%
Efficiency ratio (3)	62.65%	68.29%		55.91%		65.46%	54.97%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	6/30/2024			3/31/2024			6/30/2023
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,414,824	$40,626	6.77%	$2,370,027	$39,251	6.66%	$2,097,489	$32,960	6.30%
Mortgage-backed securities	104,538	911	3.50%	101,852	839	3.31%	98,971	713	2.89%
Collateralized mortgage obligation	22,992	249	4.36%	23,763	254	4.30%	26,228	262	4.01%
SBA loan pool securities	6,891	74	4.32%	7,317	78	4.29%	8,364	81	3.88%
Municipal bonds (2)	3,238	29	3.60%	3,300	28	3.41%	4,234	33	3.13%
Corporate bonds	4,157	47	4.55%	4,227	47	4.47%	4,339	47	4.34%
Other interest-earning assets	213,428	3,009	5.67%	217,002	3,058	5.67%	213,883	2,742	5.14%
Total interest-earning assets	2,770,068	44,945	6.53%	2,727,488	43,555	6.42%	2,453,508	36,838	6.02%
Noninterest-earning assets
Cash and due from banks	23,057			21,365			20,754
ACL on loans	(28,372)			(27,577)			(24,710)
Other assets	88,399			88,532			71,200
Total noninterest-earning assets	83,084			82,320			67,244
Total assets	$2,853,152			$2,809,808			$2,520,752
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$473,557	4,876	4.14%	$453,801	4,665	4.13%	$465,564	3,929	3.38%
Savings	6,899	4	0.23%	6,196	4	0.26%	7,767	5	0.26%
Time deposits	1,383,167	17,656	5.13%	1,367,212	17,298	5.09%	1,054,191	11,187	4.26%
Total interest-bearing deposits	1,863,623	22,536	4.86%	1,827,209	21,967	4.84%	1,527,522	15,121	3.97%
Other borrowings	48,462	674	5.59%	42,187	589	5.62%	—	—	—%
Total interest-bearing liabilities	1,912,085	23,210	4.88%	1,869,396	22,556	4.85%	1,527,522	15,121	3.97%
Noninterest-bearing liabilities
Noninterest-bearing demand	535,508			542,811			628,127
Other liabilities	54,338			47,957			25,234
Total noninterest-bearing liabilities	589,846			590,768			653,361
Total liabilities	2,501,931			2,460,164			2,180,883
Total shareholders’ equity	351,221			349,644			339,869
Total liabilities and shareholders’ equity	$2,853,152			$2,809,808			$2,520,752
Net interest income		$21,735			$20,999			$21,717
Net interest spread (3)			1.65%			1.57%			2.05%
Net interest margin (4)			3.16%			3.10%			3.55%
Total deposits	$2,399,131	$22,536	3.78%	$2,370,020	$21,967	3.73%	$2,155,649	$15,121	2.81%
Total funding (5)	$2,447,593	$23,210	3.81%	$2,412,207	$22,556	3.76%	$2,155,649	$15,121	2.81%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Six Months Ended
	6/30/2024			6/30/2023
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,392,426	$79,877	6.71%	$2,085,021	$64,189	6.21%
Mortgage-backed securities	103,195	1,750	3.41%	98,278	1,396	2.86%
Collateralized mortgage obligation	23,377	503	4.33%	26,484	518	3.94%
SBA loan pool securities	7,104	152	4.30%	8,693	163	3.78%
Municipal bonds (2)	3,269	57	3.51%	4,228	67	3.20%
Corporate bonds	4,192	94	4.51%	4,424	94	4.28%
Other interest-earning assets	215,215	6,067	5.67%	200,420	4,947	4.98%
Total interest-earning assets	2,748,778	88,500	6.47%	2,427,548	71,374	5.93%
Noninterest-earning assets
Cash and due from banks	22,211			20,953
ACL on loans	(27,975)			(25,727)
Other assets	88,592			73,177
Total noninterest-earning assets	82,828			68,403
Total assets	$2,831,606			$2,495,951
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$463,679	9,541	4.14%	$475,707	7,374	3.13%
Savings	6,548	8	0.25%	7,932	10	0.25%
Time deposits	1,375,190	34,954	5.11%	985,851	19,650	4.02%
Total interest-bearing deposits	1,845,417	44,503	4.85%	1,469,490	27,034	3.71%
Other borrowings	45,324	1,263	5.60%	7,862	209	5.36%
Total interest-bearing liabilities	1,890,741	45,766	4.87%	1,477,352	27,243	3.72%
Noninterest-bearing liabilities
Noninterest-bearing demand	539,159			657,687
Other liabilities	51,123			23,382
Total noninterest-bearing liabilities	590,282			681,069
Total liabilities	2,481,023			2,158,421
Total shareholders’ equity	350,583			337,530
Total liabilities and shareholders’ equity	$2,831,606			$2,495,951
Net interest income		$42,734			$44,131
Net interest spread (3)			1.60%			2.21%
Net interest margin (4)			3.13%			3.67%
Total deposits	$2,384,576	$44,503	3.75%	$2,127,177	$27,034	2.56%
Total funding (5)	$2,429,900	$45,766	3.79%	$2,135,039	$27,243	2.57%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Non-GAAP Measures
($ in thousands)
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company does not have any intangible assets for the presented periods. Return on average TCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. These non-GAAP measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended			Six Months Ended
		6/30/2024	3/31/2024	6/30/2023	6/30/2024	6/30/2023
Average total shareholders' equity	(a)	$351,221	$349,644	$339,869	$350,583	$337,530
Less: average preferred stock	(b)	69,141	69,141	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	$282,080	$280,503	$270,728	$281,442	$268,389
Net income	(d)	$6,281	$4,685	$7,477	$10,966	$17,774
Return on average shareholder's equity (1)	(d)/(a)	7.19%	5.39%	8.82%	6.29%	10.62%
Return on average TCE (1)	(d)/(c)	8.96%	6.72%	11.08%	7.84%	13.35%

(1) Annualized.

($ in thousands, except per share data)		6/30/2024	3/31/2024	12/31/2023	6/30/2023
Total shareholders' equity	(a)	$353,469	$350,005	$348,872	$340,411
Less: preferred stock	(b)	69,141	69,141	69,141	69,141
TCE	(c)=(a)-(b)	$284,328	$280,864	$279,731	$271,270
Outstanding common shares	(d)	14,254,024	14,263,791	14,260,440	14,318,890
Book value per common share	(a)/(d)	$24.80	$24.54	$24.46	$23.77
TCE per common share	(c)/(d)	$19.95	$19.69	$19.62	$18.94
Total assets	(e)	$2,852,964	$2,854,292	$2,789,506	$2,556,345
Total shareholders' equity to total assets	(a)/(e)	12.39%	12.26%	12.51%	13.32%
TCE to total assets	(c)/(e)	9.97%	9.84%	10.03%	10.61%